Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-227907, 333-230473, 333-237091, 333-254086 and 333-263189) of SI-BONE, Inc. of our report dated March 2, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 2, 2023